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           [LETTERHEAD OF MASLON EDELMAN BORMAN & BRAND, LLP]


                               October 20, 1998



Grand Casinos, Inc.
130 Cheshire Lane
Minnetonka, MN 55305

Re: Joint Proxy Statement of Grand Casinos, Inc. and Hilton Hotels Corporation

Ladies & Gentlemen:

     We have acted as counsel to each of Grand Casinos, Inc., a Minnesota corporation ("Grand") and Lakes Gaming, Inc., a Minnesota corporation and wholly-owned subsidiary of Grand, formerly known as GCI Lakes, Inc. ("Lakes"), in connection with that certain Agreement and Plan of Merger by and among Hilton Hotels Corporation, a Delaware corporation ("Hilton"), Park Place Entertainment Corporation, a Delaware corporation and wholly-owned subsidiary of Hilton, formerly known as Gaming Co., Inc. ("Park Place"), Gaming Acquisition Corporation, a Minnesota corporation and wholly-owned subsidiary of Park Place ("Merger Sub"), Grand and Lakes, and dated as of June 30, 1998 (the "Merger Agreement").

     Pursuant to the Merger Agreement, among other things, (a) Hilton will distribute to its shareholders all of the stock of Park Place (the "Hilton Distribution"); (b) Grand will distribute to its shareholders all of the stock of Lakes (the "Grand Distribution"); (c) Merger Sub will merge with and into Grand, causing Grand (as the surviving corporation) to become a wholly-owned subsidiary of Park Place (the "Merger") and (d) the shareholders of Grand will receive shares of Park Place common stock (and cash in lieu of any fractional shares) in exchange for their shares of Grand common stock; all as discussed in the Joint Proxy Statement being submitted to the shareholders of Hilton and Grand in connection with the Merger (the "Proxy Statement"). Capitalized terms not otherwise defined herein have the meanings assigned to them in the Merger Agreement.

     This letter contains our opinion with respect to all of the material federal income tax consequences of the Merger to Grand and the shareholders of Grand. In formulating our opinion, we examined such documents as we deemed appropriate, including (a) the Merger Agreement and (b) the registration statement on Form S-4, as filed with the Securities and Exchange Commission on October 14, 1998 (together with all exhibits and amendments thereto, the "Registration Statement"). In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of Grand, Hilton and Park Place.

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October 20, 1998
Page 2

     Our opinion set forth below assumes (a) the accuracy of the statements and facts concerning the Merger set forth in the Merger Agreement; (b) the accuracy of the statements, facts and undertakings concerning the Merger set forth in the Proxy Statement and the Registration Statement; (c) the consummation of the Distributions and the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement, the Proxy Statement and the Registration Statement and (d) the accuracy of (i) the factual representations made by Grand, which are set forth in the certificate to be delivered to us by Grand, and dated as of the date hereof (the "Grand Certificate"); and (ii) the factual representations made by Park Place, which are set forth in the certificate to be delivered to us by Park Place, and dated as of the date hereof (the "Park Place Certificate").

     Based upon the facts and statements set forth above, our examination and review of the documents and certificates referred to above and in reliance upon such certificates, and subject to the assumptions set forth above and the limitations and further assumptions set forth below, it is our opinion that:

          (1) The Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code").

          (2) Each of Park Place, Merger Sub and Grand will be a party to such reorganization within the meaning of Section 368(b) of the Code.

          (3) No gain or loss will be recognized by Grand as a result of the Merger, except for any gain that may be recognized by Grand resulting from the Grand Distribution as a result of the Merger.

          (4) The Merger will cause the Grand Distribution to be taxable to Grand under Section 355(e) of the Code.

          (5) No gain or loss will be recognized by the shareholders of Grand upon their receipt of Park Place common stock in exchange for their shares of Grand common stock pursuant to the Merger. (But see clause 6 below for the consequences of cash payments in lieu of fractional shares).

          (6) A holder of Grand common stock who receives a cash payment in lieu of a fractional share of Park Place common stock will be treated as having received the fractional share of Park Place common stock in the Merger and then having received the payment in lieu of the fractional share as full payment in exchange for the fractional share. Such payment will be subject to federal income

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October 20, 1998
Page 3

       taxation in the same manner as a sale of such fractional share for cash. Such shareholder will generally be obligated to report capital gain or loss equal to the difference between the cash received and the shareholder's basis in his or her Grand common stock for which the fractional share would otherwise be received, after allocating some of that basis to his or her Lakes common stock received in the Grand Distribution.

          (7) The information set forth in the Registration Statement under the captions "Material Federal Income Tax Consequences of the Transactions -- Consequences of the Hilton Distribution and the Grand Distribution -- Consequences of the Grand Distribution to Grand and Grand Shareholders," "Material Federal Income Tax Consequences of the Transactions -- Consequences of the Merger -- Consequences of the Merger to Grand and Grand Shareholders" and "Material Federal Income Tax Consequences of the Transactions -- Consequences of the Merger -- Backup Withholding," to the extent that such information constitutes matters of law, summaries of legal matters or legal conclusions, is an accurate summary of all of the material federal income tax consequences of the Merger and the Grand Distribution, as the case may be, to Grand and the shareholders of Grand.

     The foregoing opinions are subject to the following qualifications and exceptions:

          (a) Our opinions are based upon current provisions of the Code, the Treasury Regulations issued thereunder and now in effect, current administrative rulings and practice of the Internal Revenue Service ("IRS") and judicial authority, all of which are subject to change at any time with retroactive effect. Our opinion is not binding on the IRS. Accordingly, there can be no assurance, and none is hereby given, that the IRS will not take a position contrary to one or more positions reflected herein or that our opinions will be upheld by the courts if challenged by the IRS.

          (b) Except as specifically set forth above, we express no opinion as to the tax consequences, whether federal, State, local or foreign, of the Merger with respect to any person. Furthermore, except as specifically set forth above, we do not express any opinion as to the tax consequences, whether federal, State, local or foreign, of the Grand Distribution or the Hilton Distribution (the "Distributions") with respect to any person. The federal tax consequences of the Grand Distribution to Grand and its shareholders are the subject of a request by Grand for a private letter ruling from the IRS.

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October 20, 1998
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          (c)  Any change in applicable laws or facts and circumstances surrounding the Distributions or the Merger, or any inaccuracy in the statements, facts, undertakings, assumptions and representations on which we have relied, including without limitation those contained in the Merger Agreement, the Proxy statement, the Registration Statement, the Park Place Certificate and the Grand Certificate, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

          (d) In addition to the assumptions set forth above, we have assumed (i) the authenticity of all documents submitted to us as originals; (ii) the genuineness of all signatures; (iii) the legal capacity of natural persons; (iv) the conformity to the originals of all documents submitted to us as copies; (v) that the Merger Agreement and all other documents and certificates examined by us have been duly and validly authorized, executed and delivered by, and are legal, valid and binding on and enforceable against, each of the parties thereto other than Grand and Lakes; and (vi) that the Distributions and the Merger will be effected in accordance with the terms of the Merger Agreement and as described in the Proxy Statement and the Registration Statement.

          (e) We are members of the bar of the State of Minnesota. Our opinions set forth herein are limited to the present internal laws of the State of Minnesota and the federal income tax laws applicable to corporate reorganizations thereunder. Therefore, we express no opinion with respect to any matter that may be governed by any other laws of any jurisdiction, including without limitation the validity of any agreement, the enforceability thereof, or whether a breach or default thereof has occurred or may occur.

          (f) This opinion is rendered only to you, and is solely for your use and the use of your shareholders in connection with the Proxy Statement. This opinion may not be relied upon by you or your shareholders for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. The opinions set forth above are rendered as of the date of this letter and we do not undertake any obligation to update the opinions contained herein.

          (g) With respect to certain of the conclusions set forth in paragraph (7) above, we have relied, with their consent, on the opinion of Arthur Andersen LLP, which opinion is also filed as an exhibit to this Registration Statement.

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October 20, 1998
Page 5

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, to the use of the name of our firm therein under the headings "Material Federal Income Tax Consequences of the Transactions -- Consequences of the Merger -- Consequences of the Merger to Grand and Grand Shareholders" and "Legal Matters" and to the incorporation by reference of this consent into any subsequent Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Commission promulgated thereunder.

                               Very truly yours,



                               /s/ Maslon Edelman Borman & Brand, LLP